THIS TERM SHEET PROVIDES FOR AN UNCOMMITTED FACILITY WITH A DEMAND FEATURE. ALL LOANS OR ADVANCES ARE DISCRETIONARY ON THE PART OF BBH IN ITS SOLE AND ABSOLUTE DISCRETION. HBH MAY MAKE DEMAND FOR PAYMENT AT ANY TIME IN ITS SOLE AND ABSOLUTE DISCRETION.

September 12, 2012

A-Mark Precious Metals, Inc.
429 Santa Monica Boulevard, Suite 230
Santa Monica, CA 90401
Attn:    Thor C. Gjerdrurn
Chief Financial Officer

Dear Thor:

In reference to the discussions Brown Brothers Harriman & Co. has had with you, we have outlined below the revised terms and conditions under which we will extend a demand line of credit in favor of A Mark Precious Metals, Inc. This term sheet supersedes any and all previous term sheets as to the subject matter hereof.

Borrower:    A-Mark Precious Metals, Inc. ("A-Mark" or "the Company")

Lender:    Brown Brothers Harriman & Co. ("BBH" or the "Lender")

Facility:
$20,000,000 secured demand line of credit for short term loans, documentary and standby letters of credit ("the Facility"). The Facility is an uncommitted demand loan facility whereby all loans and advances are discretionary on the part of BBH in its sole and absolute discretion. BBH may make demand for payment at any time in its sole and absolute discretion. Advances are subject to advance rates based on eligible collateral, as outlined below.

The outstanding loans under the Facility, together with the outstanding loans under A-Mark's sister company Spectrum Numismatics International, Inc.'s BBH credit facility, shall not exceed $23,000,000.

Purpose:	To finance the operating activities of A-Mark subject to the terms and conditions stipulated below.

Security:
BBH will receive a perfected senior general security interest in all tangible and intangible assets of the Company, including, but not limited to: accounts receivable, inventory, and contract rights. BBH will also receive a pledge of the stock certificates of SNI from SGI.

Loan advances will be available against a borrowing base report of eligible assets in accordance with the Collateral Agency Agreement as currently in place.

Reporting

Requirements:
A-Mark will provide the Lender with management-prepared, monthly financial statements within 30 days of month-end. The Company will also provide the Lender with annual, audited financial statements within 90 days of fiscal year-end.

Collateral

Reporting:	BBH shall require the weekly submission of a borrowing base report in the form attached hereto as Exhibit A (the "Borrowing Base") prepared by A-Mark, which outlines all eligible accounts receivable and inventory, at the corresponding advance rates, and outstanding bank loans and letters of credit.

Financial

Guidelines:	Notwithstanding the demand nature of this Facility, we anticipate that the Company will adhere to the following financial guidelines (determined in accordance with U.S. GAAP):

A.	Minimum Tangible Net Worth (defined as shareholder's equity, less goodwill and intangible assets) of $25 million.

B.	Maximum Senior Working Capital Leverage Ratio (defined as the ratio of total outstanding bank debt to working capital) of 5:1.

C.	Minimum Tangible Net Worth of Spectrum Group International, Inc. of $50 million.

D.	Restriction on shareholder loans, advances to affiliates, or dividends without the prior approval of BBH.

Other

Guidelines:
Notwithstanding the demand nature of the Facility, we anticipate that the Company will adhere to customary non-financial guidelines for financing of this type, including, but no limited to maintenance of the business lines and insurance and limitations on additional indebtedness, leases, ownerships, payment of dividends, and pledge of assets. A-mark shall notify BBH of any additional investments or advances prior to execution.

Pricing:	Loans are priced at LIBOR plus *; Standby LCs are priced at *

Collateral

Agency Fee:
BBH earns a basic agency fee of at least $125k per year, plus $15 per delivery/receipt of metal to/from an assigned account provided that the metal quantity is expressed in ounces and $25 per delivery/receipt if the metal quantity is expressed any other way. BBH earns $100 per addition/removal of any assigned consignee LCs to the collateral pool, and $25 per amendment of any LCs in the collateral pool. The total Collateral Agency fee is calculated and billed quarterly.

Expenses:	The Borrower agrees to reimburse the Lender for all reasonable out-of-pocket expenses including, but not limited to, legal fees, filing fees, and other related expenses.

The parties recognize that the terms and conditions contained herein (as well as the terms of any other agreement or instrument in connection with the Facility, including, without limitation, any events of default) are not intended to qualify, define or otherwise limit BBH's discretion to make or demand payment of any extension of credit. If there is any inconsistency between the provisions of this term sheet and the provisions of any other agreement between the parties, the terms of such other agreement shall prevail.

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Please do not hesitate to call us if you have any questions.

Sincerely,	Agreed and Accepted:

Brown Brothers Harriman & Co.	A-Mark Precious Metals, Inc.

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

Signature:

Name:

Title:

Date:

APPENDIX II - Pre-Approved List of Accounts Receivables and Limits

Argen	6mm
Bank Julious Baer (Switzerland)	5mm
BASF	5mm
Bayerische Landesbank (Germany)	8mm
Commeerzbank / Commerce Bank	8mm
Credit Suisse First Boston	12.5mm
Deutsche Bank (Germany)	12.5mm
Erste Bank (Germany)	5mm
Engelhard Industries BASF	8mm
Goldcorp Australia	8mm
HSBC Bank USA	25mm
Int'l Commodities Inc.	10mm
Johnson Matthey Inc.	12.5mm
JP Morgan Chase	8mm
Landesbank Baden (Germany)	8mm
Mitsubishi International	8mm
Mitsui & Co. Precious Metals	12.5mm
Morgan Stanley & Company Inc.	8mm
Raiffeisen (Switzerland)	5mm
Royal Bank of Canada	8mm
Royal Canadian Mint	10mm
ScotiaMocatta	8mm
Standard Bank	12.5mm
UBS Financial Services Inc.	8mm
United States Mint	35mm
Portigon AG (formerly West LB)	2.5mm
TD Securities	10mm
Heraeus Germany/NY	6mm
Tanaka Kikinzoku KK	5mm